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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Dynegy Inc.'s Registration Statement on Form S-3, of our report dated May 30, 2017 relating to the combined financial statements of the Thermal Assets as of and for the year ended December 31, 2016 (which report expresses an unqualified opinion and includes emphasis-of-matter paragraphs related to certain expense allocations and to the sale of the Thermal Assets), appearing in the Current Report on Form 8-K of Dynegy Inc. dated June 28, 2017, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
December 19, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS